Exhibit 10.1

FIRST AMENDMENT TO AMENDED AND RESTATED
CREDIT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of February 27, 2006, is by and among SI INTERNATIONAL, INC., a Delaware corporation, (the “Parent Borrower”), those Domestic Subsidiaries of the Parent Borrower identified as a “Subsidiary Borrower” on the signature pages hereto (individually a “Subsidiary Borrower” and collectively the “Subsidiary Borrowers”; the Subsidiary Borrowers, together with the Parent Borrower, individually a “Borrower” and collectively the “Borrowers”), the Lenders party hereto and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

WITNESSETH

WHEREAS, the Borrowers, the lenders party thereto (the “Lenders”), and the Administrative Agent have entered into that certain Amended and Restated Credit Agreement dated as of February 9, 2005 (as previously amended and modified and as further amended, modified, restated or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement unless defined herein);

WHEREAS, the Borrowers have requested certain amendments to the Credit Agreement as more fully set forth herein; and

WHEREAS, the Required Lenders and the Term Loan Lenders have agreed to amend the Credit Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
AMENDMENTS TO CREDIT AGREEMENT

1.1                               Definition.

(a)                                  Applicable Percentage:  The pricing grid in the definition of “Applicable Percentage” is hereby amended and restated in its entirety to read as follows:

		Revolving Loans			Initial Term Loan		New Term Loan
Level	Leverage Ratio	Base Rate Margin	LIBOR Margin & L/C Fee	Commitment Fee	Base Rate Margin	LIBOR Margin	Base Rate Margin	LIBOR Margin
I	> 2.75 to	1.75%	2.75%	0.500%	1.50%	2.50%	1.00%	2.00%
	1.0
II	> 2.25 to	1.50%	2.50%	0.500%	1.50%	2.50%	1.00%	2.00%
	1.0 but <
	2.75 to
	1.0
III	> 1.75 to	1.25%	2.25%	0.375%	1.25%	2.25%	1.00%	2.00%
	1.0 but <
	2.25 to
	1.0
IV	< 1.75 to	1.00%	2.00%	0.375%	1.25%	2.25%	1.00%	2.00%
	1.0

(b)                                 Permitted Acquisition: Clauses (f) and (g) of the definition of “Permitted Acquisition” set forth in Section 1.1 of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

(f) the cash consideration (excluding cash consideration consisting of Net Cash Proceeds from an Equity Issuance) for any individual acquisition or any series of related acquisitions shall not exceed (i) if the Leverage Ratio is equal to or greater than 2.0 to 1.0 after giving pro forma effect to such acquisition, $40,000,000 and (ii) if the Leverage Ratio is less than 2.0 to 1.0 after giving pro forma effect to such acquisition, $70,000,000;  provided, however, up to $60,000,000 in cash consideration shall be permitted in connection with the Zen Technology Acquisition,

(g) the cash consideration (excluding cash consideration consisting of Net Cash Proceeds from an Equity Issuance) for all acquisitions after the First Amendment Effective Date shall not exceed $150,000,000 in the aggregate during the term of this Agreement,

(c)                                  Replaced Definitions. The following definitions set forth in Section 1.1 of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

“Term Loan” means the Initial Term Loan and/or the New Term Loan, as appropriate.

“Term Loan Commitment Percentage” shall mean the Initial Term Loan Commitment Percentage and/or the New Term Loan Commitment Percentage, as applicable, in each case as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 9.6.

“Term Loan Commitment” shall mean, with respect to each Term Loan Lender, the commitment of such Term Loan Lender to make its portion of (a) the Initial Term Loan in a principal amount equal to such Term Loan Lender’s Initial Term Loan Commitment Percentage of the Initial Term Loan Committed Amount and/or (b) the New Term Loan in a principal amount equal to such Term Loan Lender’s New Term Loan Commitment Percentage of the New Term Loan Committed Amount, as appropriate.

“Term Loan Committed Amount” shall mean the Initial Term Loan Committed Amount and/or the New Term Loan Committed Amount, as appropriate.

“Term Loan Lender” shall mean, as of the date of any determination, any Lender holding a Term Loan Commitment and/or a portion of any outstanding Term Loan on such date.

“Term Note” or “Term Notes” shall mean the promissory notes of the Borrowers in favor of each of the Term Loan Lenders requesting such a note evidencing the portion of the Term Loan provided pursuant to Sections 2.2(d) and 2.2A(d) by such Term Loan Lender, individually or collectively, as appropriate, as such promissory notes may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time.

(d)                                 New Definitions: The following new definitions are added to Section 1.1 of the Credit Agreement in alphabetical order:

“First Amendment Effective Date” shall mean February 27, 2006.

“Initial Term Loan” shall have the meaning set forth in Section 2.2(a).

“Initial Term Loan Commitment Percentage” shall mean for any Initial Term Loan Lender, the percentage identified as its Term Loan Commitment Percentage on Schedule 2.1 (a) as of the Closing Date.

“Initial Term Loan Committed Amount” shall have the meaning set forth in Section 2.2(a).

“Initial Term Loan Lender” shall mean any Lender providing all or a portion of the Initial Term Loan.

“Lender Consent” shall mean, with respect to any Lender, the consent executed by such Lender authorizing the Administrative Agent to enter into on its behalf the First Amendment to Amended and Restated Credit Agreement, dated as of the First Amendment Effective Date, which consent shall set forth the New

Term Loan Commitment Percentage of such Lender and the portion of the New Term Loan to be funded by such Lender, if any, a copy of which shall have been delivered to the Parent Borrower.

“New Term Loan” shall have the meaning set forth in Section 2.2A(a).

“New Term Loan Commitment Percentage” shall mean, for any New Term Loan Lender, the percentage identified as its New Term Loan Commitment Percentage in its Lender Consent.

“New Term Loan Committed Amount” shall have the meaning set forth in Section 2.2A(a).

“New Term Loan Lender” shall mean a Lender that makes all or a portion of the New Term Loan, together with its successors and permitted assigns pursuant to Section 9.6.

“Zen Technology” shall mean Zen Technology, Inc., a Virginia corporation.

“Zen Technology Acquisition” shall mean the acquisition of Zen Technology pursuant to the Zen Technology Acquisition Documents.

“Zen Technology Acquisition Documents” shall mean the Zen Technology Stock Purchase Agreement and each other agreement executed and delivered by the Borrowers in connection with the consummation of the Zen Technology Acquisition, each as amended, modified or supplemented.

“Zen Technology Stock Purchase Agreement” shall mean the Stock Purchase Agreement, dated as of February 8, 2006, among the Parent Borrower, as buyer, Zen Technology and Donald E. Reed, Leslie W. Butler, Barbara M. Reed and Cindy Andre, as sellers.

1.2                               Initial Term Loan.  Section 2.2 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Section 2.2                                   Initial Term Loan Facility.

(a)                               Initial Term Loan. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, each Initial Term Loan Lender severally, but not jointly, agrees to make available to the Borrowers on the Closing Date such Initial Term Loan Lender’s Initial Term Loan Commitment Percentage of a term loan in Dollars (the “Initial Term Loan”) in the aggregate principal amount of ONE HUNDRED MILLION DOLLARS ($100,000,000) (the “Initial Term Loan Committed Amount”) for the purposes set forth in Section 3.11. The

Initial Term Loan may consist of Alternate Base Rate Loans or LIBOR Rate Loans, or a combination thereof, as the Parent Borrower may request; provided, however, the Initial Term Loan made on the Closing Date may consist of LIBOR Rate Loans if the Parent Borrower requests such LIBOR Rate Loan in writing on the third Business Day prior to the Closing Date and delivers a funding indemnity letter acceptable to the Administrative Agent on or prior to such third Business Day. Amounts repaid on the Initial Term Loan may not be reborrowed.

(b)                               Repayment of Initial Term Loan.  The principal amount of the Initial Term Loan shall be repaid in twenty-four (24) consecutive quarterly installments as follows:

Principal Amortization Payment Date	Initial Term Loan Principal Amortization Payment
June 30, 2005	$250,000
September 30, 2005	$250,000
December 31, 2005	$250,000
March 31, 2006	$250,000
June 30, 2006	$250,000
September 30, 2006	$250,000
December 31, 2006	$250,000
March 31, 2007	$250,000
June 30, 2007	$250,000
September 30, 2007	$250,000
December 31, 2007	$250,000
March 31, 2008	$250,000
June 30, 2008	$250,000
September 30, 2008	$250,000
December 31, 2008	$250,000
March 31, 2009	$250,000
June 30, 2009	$250,000
September 30, 2009	$250,000
December 31, 2009	$250,000
March 31, 2010	$250,000

Principal Amortization Payment Date	Initial Term Loan Principal Amortization Payment
June 30, 2010	$250,000
September 30, 2010	$250,000
December 31, 2010	$250,000
Term Loan Maturity Date	The remaining unpaid principal amount of the Initial Term Loan

(c)                                Interest on the Initial Term Loan. Subject to the provisions of Section 2.9, the Initial Term Loan shall bear interest as follows:

(i)                                  Alternate Base Rate Loans. During such periods as the Initial Term Loan shall be comprised of Alternate Base Rate Loans, each such Alternate Base Rate Loan shall bear interest at a per annum rate equal to the sum of the Alternate Base Rate plus the Applicable Percentage; and

(ii)                              LIBOR Rate Loans. During such periods as the Initial Term Loan shall be comprised of LIBOR Rate Loans, each such LIBOR Rate Loan shall bear interest at a per annum rate equal to the sum of the LIBOR Rate plus the Applicable Percentage.

Interest on the Initial Term Loan shall be payable in arrears on each Interest Payment Date.

(d)                               Term Notes.  The Borrower’s obligation to pay each Initial Term Loan Lender’s portion of the Initial Term Loan shall be evidenced, upon such Initial Term Loan Lender’s request, by a Term Note made payable to such Initial Term Loan Lender in substantially the form of Schedule 2.2.  The Borrower covenants and agrees to pay the Initial Term Loan in accordance with the terms of this Credit Agreement and the Term Note or Term Notes.

1.3                               New Term Loan.  A new Section 2.2A is hereby added to the Credit Agreement to read as follows:

Section 2.2A                           New Term Loan Facility.

(a)                                  New Term Loan. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, each New Term Loan Lender severally, but not jointly, agrees to make available to the Borrowers on the First Amendment Effective Date such New Term Loan Lender’s New Term Loan Commitment Percentage of a term loan in Dollars (the “New Term Loan”) in the aggregate principal amount of ONE HUNDRED TWENTY-NINE MILLION TWO HUNDRED FIFTY THOUSAND DOLLARS ($129,250,000) (the “New Term Loan Committed Amount”)

for the purposes set forth in Section 3.11. The New Term Loan may consist of Alternate Base Rate Loans or LIBOR Rate Loans, or a combination thereof, as the Parent Borrower may request; provided, however, the New Term Loan made on the First Amendment Effective Date may consist of LIBOR Rate Loans if the Parent Borrower requests such LIBOR Rate Loan in writing on the third Business Day prior to the First Amendment Effective Date and delivers a funding indemnity letter acceptable to the Administrative Agent on or prior to such third Business Day. Amounts repaid on the New Term Loan may not be reborrowed. For the avoidance of doubt, the New Term Loan shall replace and refinance the Initial Term Loan, and the Initial Term Loan, and all obligations thereunder (other than indemnification obligations that pursuant to the express terms of the Credit Documents survive the termination of the Initial Term Loan), shall be terminated upon the borrowing of the New Term Loan and the immediate repayment of the Initial Term Loan with the proceeds thereof.

(b)                               Repayment of New Term Loan.  The principal amount of the New Term Loan shall be repaid in twenty-one (21) consecutive quarterly installments as follows:

Principal Amortization Payment Date	New Term Loan Principal Amortization Payment
March 31, 2006	$323,125
June 30, 2006	$323,125
September 30, 2006	$323,125
December 31, 2006	$323,125
March 31, 2007	$323,125
June 30, 2007	$323,125
September 30, 2007	$323,125
December 31, 2007	$323,125
March 31, 2008	$323,125
June 30, 2008	$323,125
September 30, 2008	$323,125
December 31, 2008	$323,125
March 31, 2009	$323,125
June 30, 2009	$323,125
September 30, 2009	$323,125
December 31, 2009	$323,125

Principal Amortization Payment Date	New Term Loan Principal Amortization Payment
March 31, 2010	$323,125
June 30, 2010	$323,125
September 30, 2010	$323,125
December 31, 2010	$323,125
Term Loan Maturity Date	The remaining unpaid principal amount of the New Term Loan

(c)                                Interest on the New Term Loan.  Subject to the provisions of Section 2.9, the New Term Loan shall bear interest as follows:

(i)                                  Alternate Base Rate Loans. During such periods as the New Term Loan shall be comprised of Alternate Base Rate Loans, each such Alternate Base Rate Loan shall bear interest at a per annum rate equal to the sum of the Alternate Base Rate plus the Applicable Percentage; and

(ii)                              LIBOR Rate Loans. During such periods as the New Term Loan shall be comprised of LIBOR Rate Loans, each such LIBOR Rate Loan shall bear interest at a per annum rate equal to the sum of the LIBOR Rate plus the Applicable Percentage.

Interest on the New Term Loan shall be payable in arrears on each Interest Payment Date.

(d)                               Term Notes.  The Borrower’s obligation to pay each New Term Loan Lender’s portion of the New Term Loan shall be evidenced, upon such New Term Loan Lender’s request, by a Term Note made payable to such New Term Loan Lender in substantially the form of Schedule 2.2A.  The Borrower covenants and agrees to pay the New Term Loan in accordance with the terms of this Credit Agreement and the Term Note or Term Notes.

1.4                               Purpose of Loan.  Section 3.11 (a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(a)                               (i) with respect to the Revolving Loans, the Initial Term Loan and Swingline Loans, to (A) finance the Shenandoah Acquisition, (B) finance Permitted Acquisitions, (C) pay certain costs, fees and expenses in connection with the Shenandoah Acquisition and any Permitted Acquisition, (D) refinance certain existing Indebtedness of the Borrowers, (E) pay fees and expenses owing to the Lenders and the Administrative Agent in connection with this Agreement and (F) provide for working capital, capital expenditures and other general corporate purposes of the Borrowers, and (ii) with respect to the New Term Loan,

(A)  first to refinance the Initial Term Loan, (B) second to pay fees and expenses owing to the Lenders and the Administrative Agent in connection with this Agreement and the First Amendment hereto dated as of February 27, 2006, (C) third to finance the Zen Technology Acquisition and pay any fees and expenses related to the Zen Technology Acquisition and (D) fourth to provide for working capital, capital expenditures and other general corporate purposes of the Borrowers; and

1.5                              Leverage Ratio.  The Leverage Ratio table in Section 5.9(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Period	Maximum Ratio
First Amendment Effective Date through fiscal quarter ending June 30, 2006	3.75 to 1.00
July 1, 2006 through fiscal quarter ending June 29, 2007	3.50 to 1.00
June 30, 2007 through fiscal quarter ending June 27, 2008	3.00 to 1.00
June 28, 2008 and thereafter	2.75 to 1.00

1.6                               Subordinated Indebtedness.  Section 6.1(h) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(h)                               (i) subordinated Indebtedness (on substantially the terms of the subordinated Indebtedness with respect to the Bridge Acquisition or the Zen Technology Acquisition or on such other terms and conditions as are satisfactory to the Required Lenders) consisting of seller notes, earnout obligations or deferred payments incurred in connection with Permitted Acquisitions that constitutes all or a portion of the Total Consideration for such Permitted Acquisitions and (ii) Indebtedness assumed in connection with Permitted Acquisitions (including Indebtedness of a Person existing at the time such Person becomes a Subsidiary) that constitutes all or a portion of the Total Consideration for such Permitted Acquisitions, so long as such Indebtedness was not incurred in contemplation of any such Permitted Acquisition; provided that the total Indebtedness in clauses (i) and (ii) above shall not exceed $30,000,000 outstanding at any time during the term of this Agreement and not more than $15,000,000 of such Indebtedness may be of the type described in clause (ii);

1.7                               Restricted Payments.  Section 6.10 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Section 6.10                            Restricted Payments.

Each of the Borrowers will not, nor will it permit any Subsidiary to, directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment, except:

(a)                               to make dividends payable solely in the form of common stock or equivalent equity interests of such Person;

(b)                               to make dividends or other distributions payable to any Borrower (directly or indirectly through Subsidiaries);

(c)                                to make earn-out and other deferred payments with respect to:

(i) the Bridge Acquisition, the Shenandoah Pass-Through Obligations or any other Permitted Acquisition (other than the Zen Technology Acquisition) at any time (including payment in full) so long as (A) no Default or Event of Default exists (other than as a result of a cross-default to the Subordinated Debt that is triggered by a payment default under the Subordinated Debt or any other default under the Subordinated Debt that has been cured or waived before, or on condition of, the payment) or would result from any such payment, (B) after giving effect to any such payment (other than the Shenandoah Pass-Through Obligations), (1) the Borrowers are in compliance with all financial covenants set forth in Section 5.9 on a pro forma basis, (2) the Borrowers shall have no less than $10,000,000 of availability under the Revolving Committed Amount and (3) the Leverage Ratio of the Parent Borrower and its Subsidiaries as of the end of the most recent fiscal quarter shall be at least 0.25 less than the then applicable level set forth in Section 5.9(a), and (C) on and after the First Amendment Effective Date, (1) such earn-out and other deferred payments with respect to the Bridge Acquisition shall not exceed $2,250,000 and (2) no earn-out or other deferred payments shall be made with respect to the Shenandoah Pass-Through Obligations; and

(ii) the Zen Technology Acquisition on or after May      , 2007 (including payment in full) so long as (A) no Default or Event of Default exists (other than as a result of a cross-default to the Subordinated Debt that is triggered by a payment default under the Subordinated Debt or any other default under the Subordinated Debt that has been cured or waived before, or on condition of, the payment) or would result from any such payment, (B) after giving effect to any such payment, the Borrowers are in compliance with all financial covenants set forth in Section 5.9 on a pro forma basis and (C) such earn-out and other deferred payments shall not exceed $6,000,000; and

(d)                               to make other Restricted Payments not contemplated by the foregoing subsections of this Section 6.10 in an aggregate amount not to exceed $10,000,000 during any twelve month period; provided that, both before and after giving effect to any Restricted Payment pursuant to this Section 6.10(d), on a proforma basis,(i) no Default or Event of Default shall exist, (ii) the Borrowers shall be in compliance with all financial covenants set forth in Section 5.9, (iii) the Leverage Ratio of the Parent Borrower and its Subsidiaries as of the end of the most recent fiscal quarter shall be at least 0.25 less than the then applicable level set forth in Section 5.9(a) and (iv) the Borrowers shall have no less than $5,000,000 of availability under the Revolving Committed Amount.

1.8                               Term Note. A new Schedule 2.2A is hereby added to the Credit Agreement to read as attached hereto.

ARTICLE II
CONDITIONS TO EFFECTIVENESS

2.1                               Closing Conditions. This Amendment shall become effective as of the First Amendment Effective Date upon satisfaction of the following conditions (in form and substance reasonably acceptable to the Administrative Agent):

(a)                                  Executed Documents.  Receipt by the Administrative Agent of (i) counterparts of this Amendment executed by a duly authorized officer of each party hereto, (ii) for the account of each New Term Loan Lender requesting a Term Note, a Term Note, and (iii) Lender Consents executed by the New Term Loan Lenders and the Required Lenders.

(b)                                 Authority Documents. Receipt by the Administrative Agent of:

(i)            Borrower Certificates. A certificate for each Borrower, certified by an officer of such Borrower as of the First Amendment Effective Date, certifying that the (i) articles of incorporation, partnership agreement or other charter documents of such Borrower, (ii) resolutions of the board of directors or other comparable governing body of such Borrower authorizing the execution and delivery hereof, and (iii) the bylaws or other operating agreement of such Borrower, which were delivered to the Administrative Agent in connection with the closing of the Credit Agreement, have not been rescinded or modified, have been in full force and effect since the Closing Date and are in full force and effect as of the First Amendment Effective Date.

(ii)           Good Standing. Copies of certificates of good standing, existence or its equivalent with respect to each Borrower certified as of a recent date by the appropriate Governmental Authorities of the state of incorporation and each other state in which the failure to so qualify and be in good standing could reasonably be expected to have a Material Adverse Effect.

(iii)          Incumbency. An incumbency certificate of each Borrower certified by a secretary or assistant secretary of such Borrower to be true and correct as of the First Amendment Effective Date.

(c)                                  Consents.  The Administrative Agent shall have received evidence that all governmental,  shareholder and material third party consents and approvals necessary in connection with the Zen Technology Acquisition and this Amendment have been obtained and all applicable waiting periods have expired without any action being taken by any authority that could restrain, prevent or impose any material adverse conditions on the Zen Technology Acquisition or this Amendment or that could seek to threaten any of the foregoing.

(d)                                 Zen Technology Acquisition. The Zen Technology Acquisition Documents shall be reasonably satisfactory to the Administrative Agent and all conditions to closing the Zen Technology Acquisition shall be fulfilled in accordance with the terms of the Zen Technology Acquisition Documents without any material amendment or waiver thereof except as approved by the Administrative Agent.

(e)                                  Bankruptcy. There shall be no bankruptcy or insolvency proceedings with respect to any Borrower or Zen Technology.

(f)                                    Material Adverse Effect.  Since December 31, 2004, (i) no Material Adverse Effect shall have occurred and (ii) no material adverse effect shall have occurred on the business, operations, property or financial condition of Zen Technology.

(g)                                 Litigation.  There shall not exist any material pending litigation, investigation, bankruptcy or insolvency, injunction, order or claim with respect to any Borrower or Zen Technology, the Zen Technology Acquisition, this Amendment or any of the other Credit Documents, that has not been settled, dismissed, vacated, discharged or terminated prior to the First Amendment Effective Date.

(h)                                 Solvency Certificate. The Administrative Agent shall have received an officer’s certificate prepared by the chief financial officer of the Parent Borrower as to the financial condition, solvency and related matters of each Borrower and Zen Technology, in each case after giving effect to the Zen Technology Acquisition and the New Term Loan, in substantially the form of Schedule 4.1-3 to the Credit Agreement.

(i)                                     Legal Opinions of Counsel. The Administrative Agent shall have received opinions of legal counsel for the Borrowers, dated the First Amendment Effective Date and addressed to the Administrative Agent and the Lenders, which opinions shall provide, among other things, that this Amendment has been duly authorized, executed and delivered by each of the Borrowers, this Amendment is a valid, binding and enforceable obligation of the Borrowers and the execution and delivery of this Amendment by the Borrowers and the consummation of the transactions contemplated thereby will not violate the corporate instruments and Material Contracts of the Borrowers, and shall otherwise be in form and substance acceptable to the Administrative Agent.

(j)                                     Projections; Officer’s Certificate. The Administrative Agent shall have received from the Parent Borrower updated financial projections (giving effect to the Zen Technology Acquisition) and an officer’s certificate, in each case in form and substance reasonably satisfactory to the Administrative Agent, demonstrating that, after giving effect to the Amendment and the New Term Loan, the Borrowers will be in compliance with the financial covenants set forth in Section 5.9 of the Credit Agreement.

(k)                                  Fees and Expenses. The Borrower shall have paid in full (i) all fees set forth in that certain Fee Letter dated January 25, 2006 and (ii) all reasonable out-of-pocket fees and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation, the reasonable fees and expenses of Moore & Van Allen PLLC.

(1)                                  Miscellaneous. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

ARTICLE III
COVENANTS

3.1                               Zen Technology Covenants. Immediately after the closing of the Zen Technology Acquisition, Borrowers shall, and shall cause Zen Technology to, deliver to the Administrative Agent the following:

(a)                                 Executed Documents.  Counterparts of a Joinder Agreement executed by duly authorized officers of Zen Technology, the Borrower and the Administrative Agent (the “Zen Technology Joinder Agreement”).

(b)                                 Authority Documents.

(i)                                     Borrower Certificates. A certificate for Zen Technology, certified by an officer of Zen Technology as of the date of the Zen Technology Joinder Agreement, certifying that the (i) articles of incorporation, partnership agreement or other charter documents of Zen Technology, (ii) resolutions of the board of directors or other comparable governing body of Zen Technology authorizing the execution and delivery of the Zen Technology Joinder Agreement, and (iii) the bylaws or other operating agreement of Zen Technology, which were delivered to the Administrative Agent in connection with the closing of the Zen Technology Joinder Agreement, have not been rescinded or modified, and are in full force and effect as of the date of the Zen Technology Joinder Agreement.

(ii)                                  Good Standing. Copies of certificates of good standing, existence or its equivalent with respect to Zen Technology certified as of a recent date by the appropriate Governmental Authorities of its state of incorporation and each other state in which the failure to so qualify and be in good standing could reasonably be expected to have a Material Adverse Effect.

(iii)                               Incumbency. An incumbency certificate of Zen Technology certified by a secretary or assistant secretary of Zen Technology to be true and correct as of the First Amendment Effective Date.

(c)                                  Collateral Documentation. With respect to Zen Technology, the documentation contemplated by Sections 4.1(d), (e) and (f) of the Credit Agreement, each in form and substance satisfactory to the Administrative Agent.

(d)                                 Legal Opinion of Counsel.  An opinion of legal counsel for Zen Technology, dated the date of the Zen Technology Joinder Agreement and addressed to the Administrative Agent and the Lenders, which opinion shall provide, among other things, that the Zen Technology Joinder Agreement has been duly authorized, executed and delivered by Zen Technology, the Zen Technology Joinder Agreement is a valid, binding and enforceable obligation of Zen Technology and the execution and delivery of the Zen Technology Joinder Agreement by Zen Technology and the consummation of the transactions contemplated thereby will not violate the corporate instruments and Material Contracts of Zen Technology, and shall otherwise be in form and substance acceptable to the Administrative Agent and the Lenders.

ARTICLE IV
MISCELLANEOUS

4.1                               Amended Terms.  On and after the First Amendment Effective Date, all references to the Credit Agreement in each of the Credit Documents shall hereafter mean the Credit Agreement as amended by this Amendment. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

4.2                               Reaffirmation of Representations and Warranties.   The Borrowers hereby affirm that (a) the representations and warranties set forth in the Credit Agreement and the other Credit Documents (i) that contain a materiality qualification shall be true and correct as of the date hereof (except for those which expressly relate to an earlier date) and (ii) that do not contain a materiality qualification shall be true and correct in all material respects as of the date hereof (except for those which expressly relate to an earlier date), (b) no Default or Event of Default exists on and as of the date hereof and after giving effect to this Amendment, (c) the execution and delivery by each of the Borrowers of this Amendment and the performance by each of the Borrowers of its agreements and obligations under this Amendment and the Credit Agreement (i) are within the corporate power of each of the Borrowers, (ii) have been duly authorized by all necessary corporate proceedings of each of the Borrowers, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which any of the Borrowers is subject or any judgment, order, writ, injunction, license or permit applicable to any Borrower, and (iv) do not conflict with the terms of any provision of the articles of incorporation or other charter document and the bylaws of any Borrower, or any material agreement or other material instrument binding upon, any Borrower, (d) this Amendment and the other Credit Documents constitute the legal, valid and binding obligations of the Borrowers party hereto and thereto, enforceable against them in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability, and (e) the articles of incorporation or other charter document and the bylaws of each of Borrowers have not been amended or modified since the Closing Date.

4.3                               Reaffirmation of Liens/Obligations.  Each Borrower (i) acknowledges and consents to all of the terms and conditions of this Amendment, (ii) affirms all of its obligations under the Credit Documents and (iii) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge such Borrower’s obligations under the Credit Agreement or the other Credit Documents. Each Borrower affirms the Liens and security interests created and granted by it in the Credit Documents (including, but not limited to, the Pledge Agreement, the Security Agreement and the Mortgage Instruments) and agrees that this Amendment shall in no manner adversely affect or impair such Liens and security interests. Each of the Borrowers acknowledges and agrees that as of the date hereof it has no claims, counterclaims, offsets or defenses to the Credit Documents and the performance of such Borrower’s obligations thereunder or if such Borrower did have any such claims, counterclaims, offsets or defenses to the Credit Documents or such obligations, the same are hereby waived, relinquished and released in consideration of the requisite Lenders’ execution and delivery of this Amendment. Each Borrower hereby releases the Administrative Agent and the Lenders, and their respective officers, employees, representatives, agents, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, to the extent that any of the foregoing arises from any action or failure to act on or prior to the date hereof.

4.4                               Credit Document; No Other Changes.  This Amendment shall constitute a Credit Document.  Except as modified hereby, all of the terms and provisions of the Credit Agreement and the other Credit Documents (including schedules and exhibits thereto) shall remain in full force and effect.

4.5                               Counterparts; Delivery by Facsimile.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and together shall constitute the same agreement. It shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart. Delivery of an executed counterpart to this Amendment by facsimile shall be effective as an original and shall constitute a representation that an original will be delivered.

4.6                               Governing Law, Etc.  THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA WITHOUT GIVING EFFECT TO ANY SUCH LAW THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF A JURISDICTION OTHER THAN THE STATE OF NORTH CAROLINA TO THIS AMENDMENT. The consent to jurisdiction, service of process, and waivers of jury trial and consequential damages provisions set forth in Sections 9.14 and 9.17 of the Credit Agreement are hereby incorporated by references, mutatis mutandis.

4.7                               Entirety.  This Amendment and the other Credit Documents embody the entire agreement between the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

4.8                               No Actions, Claims, Etc.  As of the date hereof, each of the Borrowers hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, by it against the Administrative Agent, the Lenders, or the Administrative Agent’s or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act, under the Credit Agreement on or prior to the date hereof.

4.9                               Incremental Facility.  The parties hereto acknowledge that the New Term Loan does not constitute an Additional Loan or an Incremental Facility.

4.10                        Further Assurances.  The Borrowers agree to promptly take such reasonable action, upon the request of the Administrative Agent, as is necessary to carry out the intent of this Amendment.

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

PARENT BORROWER:	SI INTERNATIONAL, INC.,
a Delaware corporation

	By:	/s/ Thomas E. Dunn
Thomas E. Dunn,
Executive Vice President, Chief Financial Officer and
Treasurer

SUBSIDIARY
BORROWERS:	SI INTERNATIONAL TELECOM CORPORATION,
a Delaware corporation

	By:	/s/ Thomas E. Dunn
Thomas E. Dunn,
Chief Financial Officer and Treasurer

SI INTERNATIONAL APPLICATION DEVELOPMENT,
INC.,
a Maryland corporation

	By:	/s/ Thomas E. Dunn
Thomas E. Dunn,
Chief Financial Officer and Treasurer

SI INTERNATIONAL ENGINEERING, INC., a Colorado corporation

	By:	/s/ Thomas E. Dunn
Thomas E. Dunn,
Chief Financial Officer and Treasurer

SI INTERNATIONAL CONSULTING, INC., a Delaware corporation

	By:	/s/ Thomas E. Dunn
Thomas E. Dunn,
Chief Financial Officer and Treasurer

SI INTERNATIONAL LEARNING, INC., a Maryland corporation

By:	/s/ Thomas E. Dunn
Thomas E. Dunn,
Chief Financial Officer and Treasurer

MATCOM INTERNATIONAL CORP., a Delaware corporation

By:	/s/ Thomas E. Dunn
Thomas E. Dunn,
Chief Financial Officer and Treasurer

SI INTERNATIONAL TECHNOLOGY SERVICES, INC. f/k/a Materials, Communication and Computers, Inc., a North Carolina corporation

By:	/s/ Thomas E. Dunn
Thomas E. Dunn,
Chief Financial Officer and Treasurer

BRIDGE TECHNOLOGY CORPORATION, a Virginia corporation

By:	/s/ Thomas E. Dunn
Thomas E. Dunn,
Chief Financial Officer and Treasurer

SHENANDOAH ELECTRONIC INTELLIGENCE, INC., a Virginia corporation

By:	/s/ Thomas E. Dunn
Thomas E. Dunn,
Chief Financial Officer and Treasurer

SI INTERNATIONAL SEIT, INC. f/k/a SEI TECHNOLOGY, INC., a Virginia corporation

By:	/s/ Thomas E. Dunn
Thomas E. Dunn,
Chief Financial Officer and Treasurer

ADMINISTRATIVE AGENT:	WACHOVIA BANK, NATIONAL ASSOCIATION,
as Administrative Agent on behalf of itself and the other Lenders

	By:	/s/ Laura Douglas
	Name:	Laura Douglas
	Title:	AVP

Schedule 2.2A

[FORM OF] NEW TERM NOTE

        , 2005

FOR VALUE RECEIVED, the undersigned, SI INTERNATIONAL, INC., a Delaware corporation (the “Parent Borrower”) and the Subsidiary Borrowers, hereby unconditionally promise to pay, on each principal amortization date set forth in Section 2.2A(b) of the Credit Agreement referred to below, to the order of               (the “Lender”) at the office of Wachovia Bank, National Association located at Charlotte Plaza, 201 South College Street, CP-8, Charlotte, North Carolina 28288-0680, in lawful money of the United States of America and in immediately available funds, the portion of the New Term Loan principal amortization payment owing to the Lender and corresponding to such principal amortization date. On the Term Loan Maturity Date, the remaining unpaid principal amount of the New Term Loan made by the Lender to the undersigned pursuant to Section 2.2 of the Credit Agreement referred to below shall be repaid in full. The undersigned further agrees to pay interest in like money at such office on the unpaid principal amount hereof and, to the extent permitted by law, accrued interest in respect hereof from time to time from the date hereof until payment in full of the principal amount hereof and accrued interest hereon, at the rates and on the dates set forth in the Credit Agreement.

The holder of this Note is authorized to endorse the date and amount of each payment of principal and interest with respect to the New Term Loan evidenced by this Note and the portion thereof that constitutes a LIBOR Rate Loan or an Alternate Base Rate Loan on Schedule I annexed hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, which endorsement shall constitute prima facie evidence of the accuracy of the information endorsed subject to manifest error; provided, however, that the failure to make any such endorsement shall not affect the obligations of the undersigned under this Note.

This Note is one of the Term Notes referred to in the Amended and Restated Credit Agreement, dated as of February 9, 2005, by and among the Parent Borrower, the Domestic Subsidiaries of the Parent Borrower from time to time party thereto (the “Subsidiary Borrowers”), the Lenders from time to time parties thereto and Wachovia Bank, National Association, as Administrative Agent (as amended by the First Amendment to Amended and Restated Credit Agreement dated as of                , 2006 (the “First Amendment”) and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), and is entitled to the benefits thereof. Terms used herein but not otherwise defined herein shall have the meanings provided in the Credit Agreement. [This Note amends and restates, and is in substitution for, that certain Term Note dated on or about February 9, 2005 payable to the order of the Lender.] Nothing herein is intended to extinguish, cancel or impair the lien priority or effect of any Security Document with respect to any Borrower’s obligations hereunder or under any other Credit Document.

Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided therein. In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to principal and interest, all costs of collection, including reasonable attorneys’ fees.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of North Carolina.

PARENT BORROWER:	SI INTERNATIONAL, INC.,
a Delaware corporation

By:
Name:
Title:

SUBSIDIARY
BORROWERS:	SI INTERNATIONAL TELECOM CORPORATION,
a Delaware corporation
SI INTERNATIONAL APPLICATION DEVELOPMENT, INC.,
a Maryland corporation
SI INTERNATIONAL ENGINEERING, INC.,
a Colorado corporation
SI INTERNATIONAL CONSULTING, INC.,
a Delaware corporation
SI INTERNATIONAL LEARNING, INC.,
a Maryland corporation
MATCOM INTERNATIONAL CORP.,
a Delaware corporation
SI INTERNATIONAL TECHNOLOGY SERVICES, INC., f/k/a
Materials, Communication and Computers, Inc.,
a North Carolina corporation
BRIDGE TECHNOLOGY CORPORATION,
a Virginia corporation
SHENANDOAH ELECTRONIC INTELLIGENCE, INC.,
a Virginia corporation
SI INTERNATIONAL SEIT, INC. f/k/a SEI TECHNOLOGY,
INC.,
a Virginia corporation

By:
Name:
Title:
of each of the foregoing Subsidiary Borrowers

SCHEDULE I

to

New Term Note

LOANS AND PAYMENTS OF PRINCIPAL

Principal
	Amount	Type				Paid
	of	of	Interest	Interest	Maturity	Or	Principal	Notation
Date	Loan	Loan(1)	Rate	Period	Date	Converted	Balance	Made By

(1)                                  The type of Loan may be represented by “L” for LIBOR Rate Loans or “ABR” for Alternate Base Rate Loans.